Exhibit 99.1

PRESS RELEASE
Contact:
Investor Relations & Corporate Communications
877-544-2288
ir@onehcorp.com

ONE Bio Announces Closing of $3 million Financing

MIAMI, FL--(Marketwire - 02/17/10) - ONE Bio, Corp. ("ONE" or the "Company") (OTC.BB:ONBI - News), an innovative company utilizing green process manufacturing to produce raw chemicals and herbal extracts, natural and health supplements and organic products, announced that it has closed on a financing of $3 million.

New Jersey based UTA Capital LLC (“UTA”) was the lead investor on the transaction (UTA collectively with the other investors are herein referred to as the “Investors”). UTA is a special situation fund managed by Udi Toledano. UTA has a broad investment mandate, funding bridge loans, PIPEs and other unique opportunities worldwide.

In connection with the financing transaction, the Company issued and the Investors purchased an aggregate of Three Million Dollars ($3,000,000) of the Company’s secured 8% convertible notes (“Notes”).  The Investors funded Three Hundred Thousand Dollars ($300,000) January 13th 2010 and the Two Million Seven Hundred Thousand Dollars ($2,700,000) balance February 11, 2010. The Notes bear interest at a rate of 8% per annum, mature nine (9) months from the closing and provide the Investors with certain registration rights. The Notes are convertible into Company common stock at specific prices as outlined in the transaction documents.  At the final closing which occurred on February 11, 2010, the Company also issued to the Investors five (5) year warrants (“Warrants”) to purchase an aggregate of 444,298 shares of the Company’s common stock at an exercise price of $6.077 per share.

“We are pleased to have closed a financing transaction with UTA and other private investors. We appreciate the confidence Udi Toledano and his associates have shown in our business,” stated Marius Silvasan Company CEO. “We intend to use the $3 million proceeds to pursue our organic and acquisition driven growth strategy,” added Silvasan.

About ONE Bio, Corp.

ONE Bio, Corp. ("ONE") (OTC.BB:ONBI - News) (www.onehcorp.com) headquartered in Miami, FL, is an innovative company utilizing green process manufacturing to produce raw chemicals and herbal extracts, natural supplements and organic products. ONE is focused on capitalizing on the rapidly growing markets of the Asia Pacific region. Key products include widely recognized Solanesol, CoQ10, Resveratrol and 5-HTP, organic fertilizers, and organic bamboo health food and beverages. ONE's growth plan targets an aggressive acquisition driven strategy supported by strong organic growth. Through ONE, small private companies gain access to capital, experienced management and strategic insight. ONE builds strong synergies amongst all subsidiaries to enhance shareholder value. ONE is working with each subsidiary to promote organic and acquisition driven growth.

This press release includes statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). ONE Bio, Corp. claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms "may," "believes," "projects," "expects," or "anticipates," and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to: our successful integration of diversified growth companies, impact of the company's expansion plan, and new business development success, future financial results, development and acquisition of new product lines and services, the impact of competitive products or pricing from technological changes, the effect of economic conditions and other uncertainties. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from the expectations contained in any such forward-looking statements. These risks include, but are not limited to: failure to manage operating expenses or integrate new companies and/or technologies, each of which could have a material impact on our business, our financial results, and the company's stock price. These risks and other factors are detailed in the Company's regular filings with the U.S. Securities and Exchange Commission. Most of these factors are difficult to predict accurately and are generally beyond the Company's control. Forward-looking statements speak only as to the date they are made and ONE Bio, Corp. does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Company and Investor Relation Contact:
Jeanne Chan
Senior VP
Tel. +877.544.2288
jchan@onehcorp.com